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                                                                   EXHIBIT 23(B)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Able Energy, Inc.


We hereby consent to the incorporation reference in the Prospectus constituting a part of this Registration Statement on Form S-1 filed on December 8, 2005 ("Registration Statement"), of our report dated September 14, 2005 relating to the consolidated financial statements and schedules as of June 30, 2005, and 2004 of Able Energy, Inc. ("the Company") appearing in the Company's Form 10-K for the year ended June 30, 2005.

We also consent to the references to us under the caption "Experts" in the Prospectus.


Simontacchi & Company, LLP
Rockaway, New Jersey

December 7, 2005